EXHIBIT 2.8

                      (SECRETARY OF STATE OF FLORIDA SEAL)

                           FLORIDA DEPARTMENT OF STATE
                                 Glenda E. Hood
                               Secretary of State

July 10, 2003

CAPITAL CONNECTION, INC.

TALLAHASSEE, FL

Re:  Document Number P97000020967

The Articles of Amendment to the Articles of Incorporation for ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., A Florida corporation, were filed on July 10, 2003.

The certification requested is enclosed.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing section.

Cheryl Coulliette
Document Specialist
Division of Corporations

                           Letter Number 203A00040950

                                STATE OF FLORIDA
                                     (SEAL)
                               DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Amendment, filed on July 10, 2003, to Articles of Incorporation for ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P97000020967.


                      Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Tenth day of July, 2003

                      /s/Glenda E. Hood
                      Glenda E. Hood
                      Secretary of State

(Great Seal of the State of Florida)

CREO22 (2-03)

                               FIFTH AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

      1. The name of the Corporation is ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., f/k/a Media Forum International, Inc., a Florida corporation (the "Corporation").

      2. The Articles of Incorporation of Media Forum International, Inc. were filed on March 6, 1997 with the Florida Department of State and was assigned Document No. P07000020967,

      3. Article III of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                           ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 5,000,025,000 shares. Of such shares, 5,000,000,000 shall be common stock having no par value per share. The remaining shares shall be shares of preferred Stock, par value $.01 per share. The preferred Stock may be issued from time to time by authorization of the Board of Directors of this Corporation with such rights, designations, preferences and other terms as the Board of Directors shall determine from time to time.

      4. The foregoing amendments were adopted by the Shareholders of the Corporation on July 9, 2003. The number of votes cast for the amendment was sufficient for approval by the Shareholders.

IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Articles of Amendment, this 9th day of July, 2003.


                                       /s/ Wayne I. Danson
                                       Wayne I. Danson, President

FILED
2003 JUL 10 PM 4:36
SECRETARY OF STATE
TALLAHASSEE, FLORIDA